NEWS RELEASE
Arlo Reports Third Quarter 2025 Results

Annual recurring revenue (ARR)(1) ended at $323 million, growing 33.8% year over year

Record subscriptions and services revenue of approximately $80 million, growing 29.2% year over year

Record GAAP subscriptions and services gross margin of 84.5%; record non-GAAP subscriptions and services gross margin of 85.1%

Adjusted EBITDA(2) of $17 million; adjusted EBITDA margin of 12.2%

Record GAAP earnings per share (EPS) of $0.07; non-GAAP EPS of $0.16

Carlsbad, California – November 6, 2025 – Arlo Technologies, Inc. (NYSE: ARLO), a leading smart home security platform company, today reported financial results for the third quarter ended September 28, 2025.

“Arlo again delivered another outstanding quarter fueled by our services business. Our ARR accelerated to $323 million, up about 34% year over year, driving non-GAAP subscriptions and services gross margin to over 85%, a record level and a spectacular increase of 770 basis points year over year,” said Matthew McRae, Chief Executive Officer of Arlo Technologies. “The comprehensive launch of our refreshed product portfolio, coupled with our Arlo Secure 6 AI-driven security platform, positions us well for a successful holiday season and additional subscriptions and services revenue growth heading into 2026.”

Financial Highlights

•Ended the quarter with ARR(1) of $323.2 million, growing 33.8% year over year.
•Record subscriptions and services revenue of $79.9 million, an increase of 29.2% year over year, accounting for 57.3% of total revenues.
•Record GAAP subscriptions and services gross margin of 84.5% and record non-GAAP subscriptions and services gross margin of 85.1%; up 780 and 770 basis points year over year, respectively.
•GAAP gross margin of 40.5% and non-GAAP gross margin of 41.4%; up 530 and 540 basis points year over year, respectively.
•Adjusted EBITDA(2) of $17.1 million, up 50.3% year over year with adjusted EBITDA margin of 12.2%.
•Record GAAP EPS of $0.07 and non-GAAP EPS of $0.16.
•Cumulative paid accounts increased to 5.4 million, growing 27.4% year over year.
•Free cash flow (FCF)(3) of $49.0 million with FCF margin of 12.6% in the 2025 year-to-date period.
•Ended with cash and cash equivalents and short-term investments of $165.5 million, up $19.0 million year over year.

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except percentage and per share data)
Revenue	$139,529	$129,405	$137,667	$388,000	$389,314
GAAP gross margin	40.5%	44.9%	35.2%	43.1%	36.6%
Non-GAAP gross margin (2)	41.4%	45.8%	36.0%	44.1%	37.7%
GAAP net income (loss) per share - basic	$0.07	$0.03	$(0.04)	$0.09	$(0.26)
Non-GAAP net income per share - diluted (2)	$0.16	$0.17	$0.11	$0.49	$0.30
_________________________
(1)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

(2)    Reconciliation of financial measures computed on a GAAP basis to the most directly comparable financial measures computed on a non-GAAP basis is provided at the end of this press release.

(3)     FCF is calculated as net cash provided by operating activities less capital expenditures. FCF margin is the FCF divided by revenue.

Fourth Quarter 2025 Business Outlook (4) (5)

A reconciliation of our business outlook on a GAAP and non-GAAP basis is provided in the following table:

Three Months Ended December 31, 2025
	Revenue	Net income per share - diluted
(In millions, except per share data)
GAAP	$131 - $141	$0.00 - $0.06
Estimated adjustment for stock-based compensation and other expense	—	$0.13
Non-GAAP	$131 - $141	$0.13 - $0.19
_________________________
(4)    Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; impairment charges; discrete tax benefits or detriments relating to tax windfalls or shortfalls from equity awards; and any additional impacts relating to the implementation of U.S. tax reform. New material income and expense items such as these could have a significant effect on our guidance and future results.

(5)    The current global tariff environment is uncertain. Our products are manufactured outside the U.S., and consequently tariffs increase our product costs, which could impact our sales and reduces our product margin. The outlook ranges include the impact of our current estimate on tariff costs.

Investor Conference Call / Webcast Details

Arlo will review the third quarter 2025 results and discuss management’s expectations for the fourth quarter 2025 today, Thursday, November 6, 2025 at 5:00 p.m. ET (2:00 p.m. PT). To view the accompanying presentation, a live webcast of the conference call will be available on Arlo’s Investor Relations website at https://investor.arlo.com. The toll-free dial-in number for the live audio call is (833) 470-1428. The international dial-in number for the live audio call is (646) 844-6383. The conference ID for the call is 270899. A replay of the call will be available via the web at https://investor.arlo.com.

About Arlo Technologies, Inc.

Arlo is an award-winning, industry leader that is transforming the ways in which people can protect everything that matters to them with advanced home, business, and personal security solutions. Arlo’s deep expertise in AI- and CV-powered analytics, cloud services, user experience and product design, and innovative wireless and RF connectivity enables the delivery of a seamless, smart security experience for Arlo users that is easy to set up and interact with every day. Arlo’s cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. To date, Arlo has launched several categories of award-winning connected devices, software and services. These include wire-free, smart Wi-Fi and LTE-enabled security cameras, video doorbells, floodlights, security system, and Arlo's subscription services: Arlo Secure and Arlo Safe.

With a mission to bring users peace of mind, Arlo is as passionate about protecting user privacy as it is about safeguarding homes and families. Arlo is committed to implementing industry standards for data protection designed to keep users’ personal information private and in their control. Arlo does not monetize personal data, provides enhanced controls for user data, supports privacy legislation, keeps user data safely secure, and puts security at the forefront of company culture.

© 2025 Arlo Technologies, Inc., Arlo and the Arlo logo are trademarks and/or registered trademarks of Arlo Technologies, Inc. and/or certain of its affiliates in the United States and/or other countries. Other brand and product names are for identification purposes only and may be trademarks or registered trademarks of their respective holder(s). The information contained herein is subject to change without notice. Arlo shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

Arlo Investor Relations
Tahmin Clarke
investors@arlo.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 for Arlo Technologies, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent our expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding our potential future business, operating performance and financial condition, including descriptions of our expected revenue and profitability (and related timing), GAAP and non-GAAP gross margins, adjusted EBITDA and adjusted EBITDA margins, tax rates, expenses, cash outlook, free cash flow and free cash flow margins; strategic objectives and initiatives; the recurring revenue business model; expectations regarding market expansion and future growth, expectations regarding the ability of our new AI platform, Arlo Secure 6, to drive growth and gain access to additional households; expectations regarding our subscription momentum, holiday product launches and recent strategic partnerships to position us for continuing success; and others. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: future demand for our products may be lower than anticipated, including due to inflation, fluctuating consumer confidence, banking failures and rising interest rates; we may be unsuccessful in developing and expanding our sales and marketing capabilities; we may not be able to increase sales of our paid subscription services; consumers may choose not to adopt our new product offerings or adopt competing products; product performance may be adversely affected by real world operating conditions; we may be unsuccessful or experience delays in manufacturing and distributing our new and existing products; and we may fail to manage costs and cost saving initiatives, the cost of developing new products and manufacturing and distribution of our existing offerings. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

The recent announcements of substantial new U.S. and international tariffs have created a dynamic and unpredictable trade landscape, which is adversely impacting, and may continue to adversely impact, our business. Current or future tariffs impacting our products, which are manufactured outside of the United States, have raised and may further raise our product costs. In addition, other trade restrictions could negatively impact our ability to obtain finished products from our ex-U.S. manufacturers and suppliers and, therefore, delay or impede our product deliveries. Tariff-related cost pressures and supply chain disruptions may lead to reputational harm if we are unable to deliver products or services on expected timelines or if any price increases are poorly received by customers or business partners. Furthermore, ongoing uncertainty regarding trade disputes and other political tensions between the United States and other countries, particularly in Asia, may also exacerbate unfavorable macroeconomic conditions, which may negatively impact international customer demand for our products or services and may lead to increased preference for local competitors. While we continue to monitor these developments, the full impact of these risks remains uncertain, and any prolonged economic downturn, escalation in trade tensions or deterioration in international perception of U.S.-based companies could materially and adversely affect our business, results of operations and financial condition.

Further information on potential risk factors that could affect our business are detailed in our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in the most recently filed Annual Report and Quarterly Report filed with the Securities and Exchange Commission (the “SEC”) and subsequent filings with the SEC. Given these circumstances, you should not place undue reliance on these forward-looking statements. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures:

To supplement our unaudited financial data prepared on a basis consistent with U.S. Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share. These supplemental measures exclude adjustments for stock-based compensation expense, gain on early lease termination, restructuring charges, write-off of deferred financing costs, separation expenses, amortization of software development cost, depreciation expenses, litigation reserves, net, other non-recurring costs, and the related tax effects. In addition, we use free cash flow as a non-GAAP measure when assessing the sources of liquidity, capital resources, and quality of earnings. We believe that free cash flow is helpful in understanding our capital requirements and provides an additional means to reflect the cash flow trends in our business.

These non-GAAP measures are not in accordance with, or an alternative for GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP measures, provide useful information to investors by offering:

•the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•the ability to better identify trends in our underlying business and perform related trend analyses;
•a better understanding of how management plans and measures our underlying business; and
•an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of restricted stock units (RSU), performance-based restricted stock units, and shares under the employee stock purchase plan granted to employees, and the payroll taxes associated with stock-based compensation. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other non-GAAP items are the result of either unique or unplanned events, including, when applicable: gain on early lease termination, restructuring charges, write-off of deferred financing costs, separation expenses, amortization of software development cost, depreciation expenses, litigation reserves, net, other non-recurring costs, and the related tax effects. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Source: Arlo-F

***Financial Tables

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	September 28, 2025	December 31, 2024
	(In thousands, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$86,012	$82,032
Short-term investments	79,532	69,419
Accounts receivable, net	76,698	57,332
Inventories	44,371	40,633
Prepaid expenses and other current assets	15,110	13,190
Total current assets	301,723	262,606
Property and equipment, net	12,391	4,765
Operating lease right-of-use assets, net	9,654	15,698
Goodwill	11,038	11,038
Long-term investment	12,500	—
Other non-current assets	3,560	4,293
Total assets	$350,866	$298,400

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$78,156	$63,784
Deferred revenue	40,073	27,248
Accrued liabilities	93,999	85,730
Total current liabilities	212,228	176,762
Non-current operating lease liabilities	7,210	18,357
Other non-current liabilities	2,201	2,372
Total liabilities	221,639	197,491
Commitments and contingencies
Stockholders’ Equity:
Preferred stock: $0.001 par value; 50,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $0.001 par value; 500,000,000 shares authorized; shares issued and outstanding: 105,747,479 at September 28, 2025 and 100,885,158 at December 31, 2024	105	101
Additional paid-in capital	517,890	498,739
Accumulated other comprehensive income	35	34
Accumulated deficit	(388,803)	(397,965)
Total stockholders’ equity	129,227	100,909
Total liabilities and stockholders’ equity	$350,866	$298,400

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except percentage and per share data)
Revenue:
Subscriptions and services	$79,942	$78,175	$61,883	$226,966	$178,851
Products	59,587	51,230	75,784	161,034	210,463
Total revenue	139,529	129,405	137,667	388,000	389,314
Cost of revenue:
Subscriptions and services	12,424	12,235	14,431	36,924	42,584
Products	70,599	59,095	74,820	183,768	204,080
Total cost of revenue	83,023	71,330	89,251	220,692	246,664
Gross profit	56,506	58,075	48,416	167,308	142,650
Gross margin	40.5%	44.9%	35.2%	43.1%	36.6%
Operating expenses:
Research and development	18,144	18,489	17,562	52,798	57,916
Sales and marketing	20,459	21,103	17,832	61,765	52,900
General and administrative	15,091	16,334	17,052	49,210	57,830
Other operating expense	1,940	216	1,423	2,181	2,868
Total operating expenses	55,634	56,142	53,869	165,954	171,514
Income (loss) from operations	872	1,933	(5,453)	1,354	(28,864)
Operating margin	0.6%	1.5%	(4.0)%	0.3%	(7.4)%
Other income (expense):
Gain on early lease termination	4,144	—	—	4,144	—
Interest income, net	1,508	1,344	1,400	4,168	4,281
Other non-operating income (expense), net	503	(407)	(57)	(102)	(100)
Income (loss) before income taxes	7,027	2,870	(4,110)	9,564	(24,683)
Provision (benefit) for income taxes	154	(254)	329	402	960
Net income (loss)	$6,873	$3,124	$(4,439)	$9,162	$(25,643)

Net income (loss) per share:
Basic	$0.07	$0.03	$(0.04)	$0.09	$(0.26)
Diluted	$0.06	$0.03	$(0.04)	$0.08	$(0.26)
Weighted average shares to compute net income (loss) per share:
Basic	105,198	103,885	99,731	103,776	97,932
Diluted	109,638	108,061	99,731	108,664	97,932

ARLO TECHNOLOGIES, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 28, 2025	September 29, 2024
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$9,162	$(25,643)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation expense, net of amounts capitalized	45,133	54,159
Depreciation and amortization	2,586	2,395
Gain on early lease termination	(4,144)	—
Allowance for credit losses and non-cash changes to reserves	994	2,930
Deferred income taxes	(306)	(23)
Discount accretion on investments and other	(2,180)	(2,493)
Changes in assets and liabilities:
Accounts receivable, net	(19,400)	(3,095)
Inventories	(4,696)	(16,609)
Prepaid expenses and other assets	(883)	(2,703)
Accounts payable	14,422	38,159
Deferred revenue	12,964	6,714
Accrued and other liabilities	5,300	(9,157)
Net cash provided by operating activities	58,952	44,634
Cash flows from investing activities:
Purchases of property and equipment, including capitalized software	(9,996)	(1,612)
Purchases of short-term investments	(112,932)	(145,955)
Purchase of long-term investment	(12,500)	—
Proceeds from maturities of short-term investments	105,000	158,796
Net cash provided by (used in) investing activities	(30,428)	11,229
Cash flows from financing activities:
Proceeds related to employee benefit plans	2,280	7,113
Repurchase of common stock	(26,824)	—
Restricted stock unit withholdings	—	(42,943)
Net cash used in financing activities	(24,544)	(35,830)
Net increase in cash, cash equivalents, and restricted cash	3,980	20,033
Cash, cash equivalents, and restricted cash, at beginning of period	82,032	60,653
Cash, cash equivalents, and restricted cash, at end of period	$86,012	$80,686

Non-cash investing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$423	$647
Stock-based compensation expense capitalized for software development	$1,402	$—

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

UNAUDITED STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except percentage data)
GAAP gross profit:
Subscriptions and services	$67,518	$65,940	$47,452	$190,042	$136,267
Products	(11,012)	(7,865)	964	(22,734)	6,383
Total GAAP gross profit	56,506	58,075	48,416	167,308	142,650
GAAP gross margin:
Subscriptions and services	84.5%	84.3%	76.7%	83.7%	76.2%
Products	(18.5)%	(15.4)%	1.3%	(14.1)%	3.0%
Total GAAP gross margin	40.5%	44.9%	35.2%	43.1%	36.6%
Stock-based compensation expense - Subscriptions and services cost	121	99	289	581	711
Stock-based compensation expense - Products cost	492	786	666	2,034	2,907
Amortization of software development cost	364	341	152	977	454
Others	233	—	—	233	—
Non-GAAP gross profit:
Subscriptions and services	68,003	66,380	47,893	191,600	137,432
Products	(10,287)	(7,079)	1,630	(20,467)	9,290
Total Non-GAAP gross profit	$57,716	$59,301	$49,523	$171,133	$146,722
Non-GAAP gross margin:
Subscriptions and services	85.1%	84.9%	77.4%	84.4%	76.8%
Products	(17.3)%	(13.8)%	2.2%	(12.7)%	4.4%
Total Non-GAAP gross margin	41.4%	45.8%	36.0%	44.1%	37.7%

GAAP net income (loss)	$6,873	$3,124	$(4,439)	$9,162	$(25,643)
Stock-based compensation expense	13,138	14,983	14,689	45,133	54,159
Depreciation and amortization	899	858	710	2,586	2,395
Other cost and operating expense	2,173	216	1,423	2,414	2,868
Gain on early lease termination	(4,144)	—	—	(4,144)	—
Interest income, net	(1,508)	(1,344)	(1,400)	(4,168)	(4,281)
Other non-operating (income) expense, net	(503)	407	57	102	100
Provision (benefit) for income taxes	154	(254)	329	402	960
Adjusted EBITDA	$17,082	$17,990	$11,369	$51,487	$30,558
Adjusted EBITDA margin	12.2%	13.9%	8.3%	13.3%	7.8%

ARLO TECHNOLOGIES, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

UNAUDITED STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Nine Months Ended
	September 28, 2025	June 29, 2025	September 29, 2024	September 28, 2025	September 29, 2024
	(In thousands, except percentage and per share data)
GAAP net income (loss)	$6,873	$3,124	$(4,439)	$9,162	$(25,643)
Stock-based compensation expense	13,138	14,983	14,689	45,133	54,159
Gain on early lease termination	(4,144)	—	—	(4,144)	—
Others	2,190	708	1,575	3,195	3,322
Non-GAAP net income	$18,057	$18,815	$11,825	$53,346	$31,838

GAAP net income (loss) per share - basic	$0.07	$0.03	$(0.04)	$0.09	$(0.26)
Stock-based compensation expense	0.11	0.14	0.13	0.41	0.52
Gain on early lease termination	(0.04)	—	—	(0.04)	—
Others	0.02	—	0.02	0.03	0.04
Non-GAAP net income per share - diluted	$0.16	$0.17	$0.11	$0.49	$0.30

Shares used in computing GAAP net income (loss) - basic	105,198	103,885	99,731	103,776	97,932
Shares used in computing non-GAAP net income - diluted	109,638	108,061	107,294	108,664	106,368

Free cash flow:
Net cash provided by operating activities	$19,202	$8,830	$18,366	$58,952	$44,634
Less: purchases of property and equipment, including capitalized software	(4,218)	(2,975)	(961)	(9,996)	(1,612)
Free cash flow (1)	$14,984	$5,855	$17,405	$48,956	$43,022
Free cash flow margin (1)	10.7%	4.5%	12.6%	12.6%	11.1%
_________________________
(1)    Free cash flow is calculated as net cash provided by operating activities less capital expenditures. Free cash flow margin is the free cash flow divided by revenue.

ARLO TECHNOLOGIES, INC.

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION

	As of and for the three months ended
	September 28, 2025	June 29, 2025	March 30, 2025	December 31, 2024	September 29, 2024
	(In thousands, except headcount and per share data)
Cash, cash equivalents and short-term investments	$165,544	$160,401	$153,106	$151,451	$146,574

Accounts receivable, net	$76,698	$61,450	$46,054	$57,332	$68,567
Days sales outstanding	50	43	34	44	45

Inventories	$44,371	$30,877	$34,559	$40,633	$51,975
Inventory turns	6.4	7.7	6.3	6.4	5.8

Weeks of channel inventory:
U.S. retail channel	12.5	12.5	12.8	7.7	14.2
U.S. distribution channel	5.5	11.0	12.6	9.4	7.1
APAC distribution channel	3.7	8.2	8.4	8.5	7.5

Deferred revenue (current and non-current)	$40,515	$42,544	$43,177	$27,551	$24,827

Cumulative registered accounts (1)	11,792	11,237	10,930	10,823	10,383
Cumulative paid accounts (2)	5,396	5,115	4,897	4,599	4,235
Annual recurring revenue (ARR) (3)	$323,150	$315,655	$276,357	$257,332	$241,572

Headcount	374	382	369	360	355
Non-GAAP diluted shares	109,638	108,061	108,285	107,125	107,294
_________________________
(1)    Registered accounts at the end of a particular period are defined as the number of unique registered accounts on the Arlo platform. The number of registered accounts on the Arlo platform does not directly correspond to the number of users. A single account may be shared by multiple users (which we consider as one account) and a single user may have multiple accounts (which we consider as multiple accounts).

(2)    Paid accounts at the end of a particular period are defined as any account worldwide where a subscription-based or otherwise reoccurring service fee was collected by Arlo (either directly from a user or from a partner).

(3)    ARR represents and is defined as the annualized paid subscriptions and services revenue we expect to recognize from subscription contracts, as calculated by taking the average paid subscriptions and services revenue per paid account of the reporting period multiplied by the number of paid accounts at the end of the reporting period.

REVENUE BY GEOGRAPHY

	Three Months Ended						Nine Months Ended
	September 28, 2025		June 29, 2025		September 29, 2024		September 28, 2025		September 29, 2024
	(In thousands, except percentage data)
Americas	$83,831	60.1%	$81,902	63.3%	$73,303	53.2%	$235,830	60.8%	$195,766	50.3%
EMEA	49,602	35.5%	43,320	33.5%	57,773	42.0%	135,817	35.0%	175,980	45.2%
APAC	6,096	4.4%	4,183	3.2%	6,591	4.8%	16,353	4.2%	17,568	4.5%
Total	$139,529	100.0%	$129,405	100.0%	$137,667	100.0%	$388,000	100.0%	$389,314	100.0%